EXHIBIT 10.1

EXPLORE ANYWHERE HOLDING CORP.

STOCK AWARD AGREEMENT

NOTICE OF STOCK AWARD GRANT

To

BRYAN HAMMOND

The undersigned Executive has been awarded shares of Common Stock of the Company (this “Award”), subject to the terms and conditions of the this Agreement, as follows:

Grant Number	1

Date of Grant	May 21, 2012

Total Number of Shares Granted	1,000,000 (the “Shares”)

Type of Shares:	Restricted Stock

Vesting Term:	20% of shares vest upon each $1 million of gross sales realized by the Company

II.	AGREEMENT

1. Award of Shares.  The Board of Directors of the Company hereby grants to the Executive named in the Notice of Stock Award (the “Notice of Award”), an award of 1 million shares of the Company’s common stock subject to the terms hereof.

2. Vesting of Shares.

(a) Vesting. The Shares provided under the Award shall irrevocably vest, in whole or in part, according to the following vesting schedule (the “Vesting Schedule”):

(i)	For every $1 million in gross sales realized by the Company, twenty percent (20%) of the total number of Shares granted under the Award shall vest;

(ii)	Fro these vesting purposes, the Company’s gross sales shall be counted cummatively without reference to time or resetting each year or any other period.

(b) Cancellation. Notwithstanding the Vesting Schedule provided above, in the event that the Executive does not continue to be employed as an executive of the Company prior to the second (2nd) anniversary of this Award, all of the Shares shall immediately be cancelled.

3. Lock-Up Period.  Executive hereby agrees that, if so requested by the Company in connection with any registration of the offering of any securities of the Company under the Securities Act, Executive shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act.  Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

(a) Non-Transferability of Shares. Until the Shares have fully vested under the Vesting Schedule, the Shares may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Executive only by Executive.  The terms of this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Executive.

4. Tax Consequences.  THIS AWARD OF THE SHARE COULD RESULT IN THE IMPOSITION OF UNITED STATES FEDERAL TAX CONSEQUENCES ON THE EXECUTIVE. THE EXECUTIVE SHOULD CONSULT A TAX ADVISER BEFORE SIGNING THIS AGREEMETN AND ACCEPTING THIS AWARD.

5. Entire Agreement; Governing Law. This Restricted Stock Award Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements of the Company and Executive with respect to the subject matter hereof, and may not be modified adversely to the Executive’s interest except by means of a writing signed by the Company and Executive.  This Agreement is governed by the laws of the State of Nevada.

6. No Guarantee of Continued Service.

(a) Executive acknowledges and agrees that the vesting of the Shares pursuant to the Vesting Schedule hereof is earned only by continuing as a service provider at the will of the Company (not through the act of being hired, being granted this option or acquiring shares hereunder).  Executive further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the Vesting Schedule set forth herein do not constitute an express or implied promise of continued engagement as a service provider for the vesting period, for any period, or at all, and shall not interfere in any way with Executive’s right or the Company’s right to terminate Executive’s relationship as a service provider at any time, with or without cause.

(b) Executive has reviewed this Award Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of this Award Agreement. Executive further agrees to notify the Company upon any change in the residence address indicated below.

7. Restrictive Legends and Stop-Transfer Orders.

(a) Legends.  Executive understands and agrees that the Company shall cause the legends set forth below, or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND ANY STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.  SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b) Stop-Transfer Notices.  Executive agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Award Agreement; or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

8. Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Executive and his or her heirs, executors, administrators, successors and assigns.

GRANTEE	EXPLORE ANYWHERE HOLDING CORP.,
a Nevada corporation

By:

BRYAN HAMMOND	Name:

Title: